Exhibit 99.1
For Immediate Release

Cushman & Wakefield Reports Financial Results for Third Quarter 2020
CHICAGO (BUSINESS WIRE), November 5, 2020 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the third quarter ended September 30, 2020:
•Revenue for the third quarter of 2020 of $1.9 billion was down 9% (9% local currencyi) from the third quarter of 2019. Fee revenue of $1.3 billion was down 14% (15% local currency) versus the prior year.
•Net loss and loss per share for the third quarter of 2020 were $37.3 million and $0.17, respectively. Adjusted earnings per share was $0.16.
•Adjusted EBITDA was $117.1 million, down 31% (31% local currency) from the third quarter of 2019.
•Maintained significant liquidity as of the end of September of $1.9 billion consisting of cash on hand of $916.8 million and availability under the Company's undrawn revolving credit facility of $1.0 billion.
•The Company is on track to realize annualized cost savings of $400 million for the full year as previously communicated.

“I am pleased with the performance of our team as we continue to deliver critical client service in these uncertain and challenging times. Our diversified portfolio, specifically our PM/FM service lines, together with our tight cost management, helped to mitigate the impact of the lower demand for transactional services across our industry in the third quarter. Going forward, we are well positioned to navigate any number of recovery scenarios given our strong financial position and continuing focus on cost management, innovation and operational excellence,” said Brett White, Executive Chairman & CEO.

INVESTOR RELATIONS	MEDIA CONTACT
Len Texter	Brad Kreiger
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8010
IR@cushwake.com	brad.kreiger@cushwake.com

November 5, 2020

Consolidated Results (unaudited)

(in millions)	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	% Change in USD	% Change in Local Currency	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$747.2	$723.1	3%	3%	$2,172.8	$2,169.7	—%	1%
Leasing	321.6	470.5	(32)%	(32)%	886.9	1,332.5	(33)%	(33)%
Capital markets	155.5	238.0	(35)%	(35)%	450.4	664.9	(32)%	(32)%
Valuation and other	104.6	117.8	(11)%	(12)%	308.9	330.4	(7)%	(6)%
Total service line fee revenue(1)	1,328.9	1,549.4	(14)%	(15)%	3,819.0	4,497.5	(15)%	(14)%
Gross contract reimbursables(2)	602.7	569.4	6%	5%	1,751.6	1,646.0	6%	7%
Total revenue	$1,931.6	$2,118.8	(9)%	(9)%	$5,570.6	$6,143.5	(9)%	(9)%

Costs and expenses:
Cost of services provided to clients	$996.9	$1,122.8	(11)%	(11)%	$2,900.7	$3,298.1	(12)%	(11)%
Cost of gross contract reimbursables	602.7	569.4	6%	5%	1,751.6	1,646.0	6%	7%
Total costs of services	1,599.6	1,692.2	(5)%	(6)%	4,652.3	4,944.1	(6)%	(5)%
Operating, administrative and other	254.3	315.2	(19)%	(20)%	810.4	908.9	(11)%	(10)%
Depreciation and amortization	64.9	75.0	(13)%	(14)%	211.5	222.8	(5)%	(5)%
Restructuring, impairment and related charges	13.1	(0.6)	n.m.	n.m.	45.0	3.5	n.m.	n.m.
Total costs and expenses	1,931.9	2,081.8	(7)%	(8)%	5,719.2	6,079.3	(6)%	(5)%
Operating income (loss)	(0.3)	37.0	(101)%	(100)%	(148.6)	64.2	(331)%	(335)%
Interest expense, net of interest income	(44.9)	(37.4)	20%	20%	(120.2)	(112.8)	7%	7%
Earnings from equity method investments	2.8	0.7	300%	305%	5.8	2.0	190%	194%
Other income, net	0.5	0.4	25%	(29)%	31.0	3.2	869%	722%
Earnings (loss) before income taxes	(41.9)	0.7	n.m.	n.m.	(232.0)	(43.4)	(435)%	(427)%
Benefit from income taxes	(4.6)	(11.0)	(58)%	(60)%	(38.8)	(40.5)	(4)%	(5)%
Net income (loss)	$(37.3)	$11.7	(419)%	(450)%	$(193.2)	$(2.9)	n.m.	n.m.

Adjusted EBITDA(3)	$117.1	$168.5	(31)%	(31)%	$306.2	$431.4	(29)%	(28)%
Adjusted EBITDA margin(3)	8.8%	10.9%			8.0%	9.6%

Net income (loss)	$(37.3)	$11.7	(419)%		$(193.2)	$(2.9)	n.m.
Adjusted net income(3)	36.5	83.5	(56)%		85.1	195.4	(56)%

Weighted average shares outstanding, basic	221.1	218.0			220.5	217.2
Weighted average shares outstanding, diluted(4)	221.7	224.5			222.4	224.4

Earnings (loss) per share, basic and diluted	$(0.17)	$0.05			$(0.88)	$(0.01)
Adjusted earnings per share, diluted(3)	$0.16	$0.37			$0.38	$0.87
n.m. not meaningful
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin.
(3) See the end of this press release for reconciliations of (i) Adjusted EBITDA to net income (loss); and (ii) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) For all periods with GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

November 5, 2020

Third Quarter Results (unaudited)
Revenue
Revenue was $1.9 billion, a decrease of $187.2 million or 9% versus the three months ended September 30, 2019. This decrease was primarily attributed to lower brokerage activity in the third quarter due to the impact of the COVID-19 pandemic. This decline was also driven in part by the impact of contributing the Company’s China Property, facilities and project management business into the Cushman & Wakefield Vanke Service joint venture in the first quarter of 2020. Leasing declined $148.9 million or 32% on a local currency basis. In addition, Capital markets declined $82.5 million or 35% on a local currency basis. Partially offsetting these trends was the continuing stability of the Company's Property, facilities and project management service line including the increase of $33.3 million in Gross contract reimbursables revenue.
Cost of services
Cost of services of $1.6 billion decreased $92.6 million or 5%. Costs of services provided to clients declined 11% principally due to revenue trends described above resulting in lower variable costs including direct labor, compensation and commissions as well as the Company's operating efficiency initiatives and cost savings actions. This decrease was partially offset by higher Cost of gross contract reimbursables primarily related to the Property, facilities and project management service line.
Operating, administrative and other
Operating, administrative and other of $254.3 million decreased by $60.9 million principally due to lower revenue as well as the Company's operating efficiency initiatives and cost savings actions, including reduced spending on travel and entertainment, third-party contractors and marketing. Operating, administrative and other costs as a percentage of total revenue was 13% for the third quarter of 2020 as compared to 15% for the third quarter of 2019.
Depreciation and amortization
Depreciation and amortization was $64.9 million, a decrease of $10.1 million. This reflected a decrease in amortization costs of $10.7 million, partially offset by an increase in depreciation of $0.6 million.
Restructuring, impairment and related charges
Restructuring, impairment and related charges were $13.1 million, an increase of $13.7 million, principally due to operating efficiency initiatives implemented in March 2020 as part of the Company's previously announced strategic realignment of the business.
Interest expense, net
Net interest expense was $44.9 million, an increase of $7.5 million. This increase was principally attributed to the incremental interest incurred as a result of the issuance of 2020 senior secured notes in the second quarter of 2020.
Other income, net
Other income was a net loss of $0.5 million, a decrease of $0.1 million year over year, which principally reflects losses incurred from the disposal of holding companies in connection with the Company's strategic realignment of the business.

November 5, 2020

Benefit from income taxes
The Company's income tax provision for the third quarter of 2020 was a benefit of $4.6 million on the loss before taxes of $41.9 million. For the third quarter of 2019, the Company's income tax provision was a benefit of $11.0 million on income before taxes of $0.7 million. The Company's estimated effective tax rate was lower in the three months ended September 30, 2020 compared to the same period last year primarily due to higher interest deduction as a result of the 2020 U.S. CARES Act. The tax provision for the three months ended September 30, 2019, includes a discrete tax benefit due to a partial release of valuation allowance, resulting in a greater tax benefit.
Net loss and Adjusted EBITDA
The net loss of $37.3 million principally reflects the impact of COVID-19 on brokerage activity experienced during the third quarter as Leasing and Capital markets revenue declined 32% and 35%, respectively, partially offset by cost savings actions and operating efficiencies.
Adjusted EBITDA of $117.1 million declined $51.4 million or 31%, on a local currency basis, primarily due to the lower brokerage activity resulting from COVID-19, partially offset by savings generated by cost reduction actions and operating efficiency initiatives. As a result, Adjusted EBITDA margin, measured against service line fee revenue, was 8.8% for the three months ended September 30, 2020, compared to 10.9% in the three months ended September 30, 2019.
Year-to-Date Results (unaudited)
Revenue
Revenue of $5.6 billion decreased $572.9 million or 9% versus the nine months ended September 30, 2019. This trend was primarily attributed to lower brokerage activity due to the impact of the COVID-19 pandemic. This decline was driven in part by the impact of contributing the Company’s China Property, facilities and project management business into the Cushman & Wakefield Vanke Service joint venture. Leasing declined $445.6 million or 33% on a local currency basis. In addition, Capital markets declined $214.5 million or 32% on a local currency basis. Partially offsetting these trends was the stability of the Company's Property, facilities and project management service line including the increase of $105.6 million in Gross contract reimbursables revenue.
Cost of services
Cost of services of $4.7 billion decreased $291.8 million or 6%. Cost of services provided to clients declined 12% principally due to revenue trends described above resulting in lower variable costs including direct labor, compensation and commissions as well as the Company's operating efficiency initiatives and cost savings actions. This decrease was partially offset by higher Cost of gross contract reimbursables primarily related to the Property, facilities and project management service line.
Operating, administrative and other
Operating, administrative and other of $810.4 million decreased by $98.5 million due to lower revenue as well as the Company's operating efficiency initiatives and cost savings actions, including reduced spending on travel and entertainment, third-party contractors and marketing. Overall, as a percentage of total revenue, operating, administrative and other costs was flat for the nine months ended September 30, 2020 as compared to the first nine months of 2019.
Depreciation and amortization
Depreciation and amortization was $211.5 million, a decrease of $11.3 million. This decrease reflected lower amortization totaling $21.5 million, partially offset by an increase in depreciation of $9.8 million from the Americas, driven by a larger asset base.

November 5, 2020

Restructuring, impairment and related charges
Restructuring impairment and related charges were $45.0 million, an increase of $41.5 million, primarily due to operating efficiency initiatives implemented as part of the Company's previously announced strategic realignment of the business, which resulted in charges of $42.1 million for severance and other separation benefits.
Interest expense, net
Net interest expense of $120.2 million, increased 7% compared to the nine months ended September 30, 2019 principally due to interest associated with the issuance of 2020 senior secured notes in the second quarter of 2020. Partially offsetting this increase was the impact of the January 2020 repricing of the Company's term loan to a lower effective interest rate.
Other income, net
Other income was $31.0 million, an increase of $27.8 million, reflecting a $36.9 million gain as a result of the formation of the Cushman & Wakefield Vanke Service joint venture in China, partially offset by losses incurred from the disposal of holding companies in connection with the Company's previously announced strategic realignment of the business.
Benefit from income taxes
The Company's income tax provision for the first nine months of 2020 was a benefit of $38.8 million on the loss before taxes of $232.0 million. For the first nine months of 2019, the Company's income tax provision was a benefit of $40.5 million on the loss before taxes of $43.4 million. The Company's effective tax rate was lower in the nine months ended September 30, 2020 compared to the same period last year primarily due to higher interest deduction as a result of the 2020 U.S. CARES Act. The tax provision for the nine months ended September 30, 2019, includes a discrete tax benefit due to a partial release of valuation allowance, resulting in a greater tax benefit.
Net loss and Adjusted EBITDA
Net loss of $193.2 million principally reflects the impact of COVID-19 on brokerage activity experienced during the first nine months of 2020, as Leasing and Capital markets revenue declined 33% and 32%, respectively, partially offset by cost savings actions and operating efficiencies.
Adjusted EBITDA of $306.2 million declined $125.2 million or 28%, on a local currency basis, primarily due to the impact of the lower brokerage activity due to COVID-19 experienced in the first nine months of 2020 partially offset by savings generated by cost reduction actions and operating efficiency initiatives. As a result, Adjusted EBITDA margin, measured against service line fee revenue, was 8.0% for the nine months ended September 30, 2020, compared to 9.6% in the nine months ended September 30, 2019.

Balance Sheet
•Liquidity at the end of the third quarter was $1.9 billion, including availability on the Company's undrawn revolving credit facility of $1.0 billion and cash and cash equivalents of $916.8 million.
•Net debt as of September 30, 2020 was $2.3 billion including the Company's 2018 First Lien debt of $2.6 billion and the 2020 Notes of $639.0 million and net of cash and cash equivalents of $916.8 million.

November 5, 2020

Impact of COVID-19
The emergence and proliferation of a novel coronavirus (COVID-19) around the world, and particularly in the United States, Europe and China, presents significant risks to the Company. In response to the outbreak, many countries reacted by instituting quarantine measures, mandating business and school closure and restricting travel, all of which have had an adverse effect on the Company's operations. While restrictions in some areas have been lifted or relaxed, precautions and procedures remain in place in many countries which could continue to impact the Company’s operations for a significant period of time. In addition, some locations have experienced, or may in the future experience, resurgences in COVID-19 cases. The Company cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on the Company’s results of operations, financial position, and liquidity, much of which will depend on when and to what extent current restrictions are lifted and economic conditions improve. In response to the global pandemic, the Company created a COVID-19 executive task force that has implemented business continuity plans and has taken a variety of actions to ensure the ongoing availability of our services, while also undertaking appropriate health and safety measures. This executive task force is comprised of representatives from every part of our business, including Health, Safety, Security & Environment experts. The task force has authority to make timely, informed decisions relating to our business continuity planning and actions. As a result of these actions, the Company has not experienced disruptions to date in its operations or ability to service our clients. In addition, the Company has been able to respond quickly to our customers’ changing business demands related to the COVID-19 pandemic.
The impact of COVID-19 was significant in the third quarter of 2020, as demand declined in our transaction-related brokerage service lines. In the third quarter of 2020, Leasing revenue declined 32% and Capital markets revenue declined 35%, compared to the third quarter of 2019.
Overall, the Company maintains sufficient liquidity to continue business operations during these uncertain economic conditions. The Company had liquidity of approximately $1.9 billion as of September 30, 2020, comprising of cash on hand of $916.8 million and an undrawn revolving credit facility of $1.0 billion.
The Company will continue to monitor the circumstances and may take further actions that affect our business operations and performance. These actions may result from requirements mandated by federal, state or local authorities or that we determine to be in the best interests of our employees, customers, and shareholders. The circumstances surrounding COVID-19 remain fluid, and the potential for a material impact on the Company increases the longer the virus impacts the level of economic activity in the United States and in other countries. For these reasons, the Company cannot reasonably estimate with any degree of certainty the future impact COVID-19 may have on the Company’s results of operations, financial position, and liquidity.
i In order to assist our investors and improve comparability of results, we present the period-over-period changes in certain of our financial measures, such as Service line fee revenue and Adjusted EBITDA, in "local" currency. The local currency change represents the period-over-period change assuming no movement in foreign exchange rates from the prior period. We believe that this presentation provides our management and investors with a better view of comparability and trends in the underlying operating business.

Conference Call
The Company’s Third Quarter 2020 Earnings Conference Call will be held today, November 5, 2020, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.
The direct dial-in number for the conference call is 877-407-9208 for U.S. callers and 201-493-6784 for international callers. The Conference ID is 13711593. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Company’s Investor Relations website at http://ir.cushmanwakefield.com.

November 5, 2020

About Cushman & Wakefield
Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 53,000 employees in 400 offices and 60 countries. In 2019, the firm had revenue of $8.8 billion across core services of Property, facilities and project management, Leasing, Capital markets, Valuation and other services. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.

Cautionary Note on Forward-Looking Statements
All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices, including the ongoing COVID-19 pandemic that has, and will continue to have, a material adverse effect on our business, financial condition, results of operations, and prospects. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this press release, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this press release, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this press release and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Cushman & Wakefield expressly disclaims any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.  Additional information concerning factors that may influence the company’s results is discussed under “Risk Factors” in Part I Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019 and our other filings with the Securities and Exchange Commission.

November 5, 2020

Cushman & Wakefield plc
Condensed Consolidated Statement of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share data) (unaudited)	2020	2019	2020	2019
Revenue	$1,931.6	$2,118.8	$5,570.6	$6,143.5
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	1,599.6	1,692.2	4,652.3	4,944.1
Operating, administrative and other	254.3	315.2	810.4	908.9
Depreciation and amortization	64.9	75.0	211.5	222.8
Restructuring, impairment and related charges	13.1	(0.6)	45.0	3.5
Total costs and expenses	1,931.9	2,081.8	5,719.2	6,079.3
Operating income (loss)	(0.3)	37.0	(148.6)	64.2
Interest expense, net of interest income	(44.9)	(37.4)	(120.2)	(112.8)
Earnings from equity method investments	2.8	0.7	5.8	2.0
Other income, net	0.5	0.4	31.0	3.2
Earnings (loss) before income taxes	(41.9)	0.7	(232.0)	(43.4)
Benefit from income taxes	(4.6)	(11.0)	(38.8)	(40.5)
Net income (loss)	$(37.3)	$11.7	$(193.2)	$(2.9)

Basic earnings (loss) per share:
Earnings (loss) per share attributable to common shareholders, basic	$(0.17)	$0.05	$(0.88)	$(0.01)
Weighted average shares outstanding for basic earnings (loss) per share	221.1	218.0	220.5	217.2
Diluted earnings (loss) per share:
Earnings (loss) per share attributable to common shareholders, diluted	$(0.17)	$0.05	$(0.88)	$(0.01)
Weighted average shares outstanding for diluted earnings (loss) per share	221.1	224.5	220.5	217.2

November 5, 2020

Cushman & Wakefield plc
Consolidated Balance Sheets (unaudited)

	As of
(in millions, except per share data) (unaudited)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$916.8	$813.2
Trade and other receivables, net of allowance balance of $81.5 million and $58.4 million, as of September 30, 2020 and December 31, 2019, respectively	1,210.5	1,524.2
Income tax receivable	35.0	39.0
Prepaid expenses	98.1	70.7
Other current assets	449.2	413.7
Total current assets	2,709.6	2,860.8
Property and equipment, net	243.3	299.4
Goodwill	2,059.5	1,969.1
Intangible assets, net	991.8	1,062.6
Equity method investments	108.1	7.9
Deferred tax assets	84.7	86.6
Non-current operating lease assets	444.8	490.7
Other non-current assets	486.6	386.3
Total assets	$7,128.4	$7,163.4
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$37.4	$39.3
Accounts payable and accrued expenses	1,023.5	1,145.3
Accrued compensation	627.1	888.8
Income tax payable	35.3	59.6
Current operating lease liabilities	112.1	118.6
Other current liabilities	112.0	71.0
Total current liabilities	1,947.4	2,322.6
Long-term debt	3,239.5	2,620.3
Deferred tax liabilities	47.0	110.0
Long-term tax liabilities	29.4	28.5
Non-current operating lease liabilities	415.4	457.1
Other non-current liabilities	402.8	323.6
Total liabilities	6,081.5	5,862.1
Commitments and contingencies (See Note 11 to financial statements)
Shareholders' Equity:
Ordinary shares, nominal value $0.10 per share, 221.8 and 219.5 shares issued and outstanding at September 30, 2020 and at December 31, 2019, respectively	22.2	22.0
Additional paid-in capital	2,835.1	2,819.1
Accumulated deficit	(1,500.9)	(1,297.0)
Accumulated other comprehensive loss	(310.3)	(242.8)
Total equity attributable to the Company	1,046.1	1,301.3
Non-controlling interests	0.8	—
Total equity	1,046.9	1,301.3
Total liabilities and shareholders' equity	$7,128.4	$7,163.4

November 5, 2020

Cushman & Wakefield plc
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended
(in millions) (unaudited)	September 30, 2020	September 30, 2019
Cash flows from operating activities
Net loss	$(193.2)	$(2.9)
Reconciliation of net loss to net cash used in operating activities:
Depreciation and amortization	211.5	222.8
Impairment charges	3.2	3.9
Unrealized foreign exchange (gain) loss	(5.4)	1.5
Stock-based compensation	34.3	46.2
Lease amortization	85.0	84.9
Amortization of debt issuance costs	7.4	3.5
Change in deferred taxes	(62.2)	(140.5)
Bad debt expense	26.5	18.2
Other non-cash operating activities	(43.9)	(17.9)
Changes in assets and liabilities:
Trade and other receivables	270.6	121.2
Income taxes payable	(23.0)	41.3
Prepaid expenses and other current assets	(34.3)	(152.4)
Other non-current assets	13.0	37.2
Accounts payable and accrued expenses	(147.0)	(107.0)
Accrued compensation	(299.3)	(148.9)
Other current and non-current liabilities	(65.7)	(111.7)
Net cash used in operating activities	(222.5)	(100.6)
Cash flows from investing activities
Payment for property and equipment	(26.9)	(47.4)
Acquisitions of businesses, net of cash acquired	(102.5)	(268.5)
Return of beneficial interest in a securitization	(85.0)	—
Investments in equity securities	(13.9)	(3.9)
Other investing activities, net	(8.5)	0.4
Net cash used in investing activities	(236.8)	(319.4)
Cash flows from financing activities
Net proceeds from issuance of shares	—	0.1
Shares repurchased for payment of employee taxes on stock awards	(18.8)	(25.2)
Payment of contingent consideration	(5.5)	(16.4)
Proceeds from senior secured notes	650.0	—
Repayment of borrowings	(13.3)	(20.3)
Debt issuance costs	(22.7)	—
Payment of finance lease liabilities	(9.9)	(9.2)
Other financing activities, net	1.7	0.1
Net cash provided by (used in) financing activities	581.5	(70.9)

Change in cash, cash equivalents and restricted cash	122.2	(490.9)
Cash, cash equivalents and restricted cash, beginning of the period	872.3	965.4
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	0.6	(5.0)
Cash, cash equivalents and restricted cash, end of the period	$995.1	$469.5

November 5, 2020

Consolidated Results (unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2020	2019	% Change in USD	% Change in Local Currency	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$747.2	$723.1	3%	3%	$2,172.8	$2,169.7	—%	1%
Leasing	321.6	470.5	(32)%	(32)%	886.9	1,332.5	(33)%	(33)%
Capital markets	155.5	238.0	(35)%	(35)%	450.4	664.9	(32)%	(32)%
Valuation and other	104.6	117.8	(11)%	(12)%	308.9	330.4	(7)%	(6)%
Total service line fee revenue(1)	1,328.9	1,549.4	(14)%	(15)%	3,819.0	4,497.5	(15)%	(14)%
Gross contract reimbursables(2)	602.7	569.4	6%	5%	1,751.6	1,646.0	6%	7%
Total revenue	$1,931.6	$2,118.8	(9)%	(9)%	$5,570.6	$6,143.5	(9)%	(9)%

Costs and expenses:
Cost of services provided to clients	$996.9	$1,122.8	(11)%	(11)%	$2,900.7	$3,298.1	(12)%	(11)%
Cost of gross contract reimbursables	602.7	569.4	6%	5%	1,751.6	1,646.0	6%	7%
Total costs of services	1,599.6	1,692.2	(5)%	(6)%	4,652.3	4,944.1	(6)%	(5)%
Operating, administrative and other	254.3	315.2	(19)%	(20)%	810.4	908.9	(11)%	(10)%
Depreciation and amortization	64.9	75.0	(13)%	(14)%	211.5	222.8	(5)%	(5)%
Restructuring, impairment and related charges	13.1	(0.6)	n.m.	n.m.	45.0	3.5	n.m.	n.m.
Total costs and expenses	1,931.9	2,081.8	(7)%	(8)%	5,719.2	6,079.3	(6)%	(5)%
Operating income (loss)	(0.3)	37.0	(101)%	(100)%	(148.6)	64.2	(331)%	(335)%
Interest expense, net of interest income	(44.9)	(37.4)	20%	20%	(120.2)	(112.8)	7%	7%
Earnings from equity method investments	2.8	0.7	300%	305%	5.8	2.0	190%	194%
Other income, net	0.5	0.4	25%	(29)%	31.0	3.2	869%	722%
Earnings (loss) before income taxes	(41.9)	0.7	n.m.	n.m.	(232.0)	(43.4)	(435)%	(427)%
Benefit from income taxes	(4.6)	(11.0)	(58)%	(60)%	(38.8)	(40.5)	(4)%	(5)%
Net income (loss)	$(37.3)	$11.7	(419)%	(450)%	$(193.2)	$(2.9)	n.m.	n.m.

Adjusted EBITDA(3)	$117.1	$168.5	(31)%	(31)%	$306.2	$431.4	(29)%	(28)%
Adjusted EBITDA margin(3)	8.8%	10.9%			8.0%	9.6%

Net income (loss)	$(37.3)	$11.7	(419)%		$(193.2)	$(2.9)	n.m.
Adjusted net income(3)	36.5	83.5	(56)%		85.1	195.4	(56)%

Weighted average shares outstanding, basic	221.1	218.0			220.5	217.2
Weighted average shares outstanding, diluted(4)	221.7	224.5			222.4	224.4

Earnings (loss) per share, basic and diluted	$(0.17)	$0.05			$(0.88)	$(0.01)
Adjusted earnings per share, diluted(3)	$0.16	$0.37			$0.38	$0.87
n.m. not meaningful
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin.
(3) See the end of this press release for reconciliations of (i) Adjusted EBITDA to net income (loss); and (ii) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) For all periods with a GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

November 5, 2020

Segment Results
The following tables summarize our results of operations for our operating segments for the three and nine months ended September 30, 2020 and 2019.
Adjusted EBITDA is the profitability metric reported to the chief operating decision maker for purposes of making decisions about allocation of resources to each segment and assessing performance of each segment. Adjusted EBITDA excludes Depreciation and amortization, interest expense, net of interest income, income taxes, as well as integration and other costs related to merger, stock-based compensation for plans enacted before the Company's initial public offering, acquisition related costs and efficiency initiatives and other charges. Segment operating expense is comprised of Fee-based operating expenses and Cost of gross contract reimbursables. Corporate expenses are allocated to the segments based upon Service line fee revenue of each segment.

Americas Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2020	2019	% Change in USD	% Change in Local Currency	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$512.5	$480.8	7%	7%	$1,501.4	$1,428.4	5%	6%
Leasing	243.8	372.3	(35)%	(34)%	671.8	1,056.1	(36)%	(36)%
Capital markets	123.8	181.6	(32)%	(32)%	345.8	492.0	(30)%	(30)%
Valuation and other	38.6	47.7	(19)%	(18)%	110.8	124.1	(11)%	(10)%
Total service line fee revenue(1)	918.7	1,082.4	(15)%	(15)%	2,629.8	3,100.6	(15)%	(15)%
Gross contract reimbursables(2)	497.4	430.4	16%	16%	1,429.6	1,252.7	14%	14%
Total revenue	$1,416.1	$1,512.8	(6)%	(6)%	$4,059.4	$4,353.3	(7)%	(6)%

Costs and expenses:
Americas Fee-based operating expenses	$838.3	$957.1	(12)%	(12)%	$2,432.9	$2,782.5	(13)%	(12)%
Cost of gross contract reimbursables	497.4	430.4	16%	16%	1,429.6	1,252.7	14%	14%
Segment operating expenses	$1,335.7	$1,387.5	(4)%	(3)%	$3,862.5	$4,035.2	(4)%	(4)%

Adjusted EBITDA	$81.2	$125.2	(35)%	(35)%	$199.1	$318.0	(37)%	(37)%
Adjusted EBITDA Margin(3)	8.8%	11.6%			7.6%	10.3%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against service line fee revenue

November 5, 2020

EMEA Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2020	2019	% Change in USD	% Change in Local Currency	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$94.8	$71.4	33%	27%	$262.7	$214.7	22%	23%
Leasing	43.8	55.6	(21)%	(24)%	126.0	161.3	(22)%	(21)%
Capital markets	24.0	41.6	(42)%	(44)%	69.6	101.1	(31)%	(31)%
Valuation and other	37.7	40.5	(7)%	(11)%	114.4	121.8	(6)%	(6)%
Total service line fee revenue(1)	200.3	209.1	(4)%	(8)%	572.7	598.9	(4)%	(4)%
Gross contract reimbursables(2)	22.9	26.4	(13)%	(15)%	65.6	68.1	(4)%	(2)%
Total revenue	$223.2	$235.5	(5)%	(9)%	$638.3	$667.0	(4)%	(4)%

Costs and expenses:
EMEA Fee-based operating expenses	$190.2	$190.0	—%	(5)%	$541.9	$567.2	(4)%	(4)%
Cost of gross contract reimbursables	22.9	26.4	(13)%	(15)%	65.6	68.1	(4)%	(2)%
Segment operating expenses	$213.1	$216.4	(2)%	(6)%	$607.5	$635.3	(4)%	(4)%

Adjusted EBITDA	$11.5	$20.3	(43)%	(44)%	$34.2	$35.5	(4)%	—%
Adjusted EBITDA Margin(3)	5.7%	9.7%			6.0%	5.9%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against service line fee revenue

November 5, 2020

APAC Results

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions) (unaudited)	2020	2019	% Change in USD	% Change in Local Currency	2020	2019	% Change in USD	% Change in Local Currency
Revenue:
Property, facilities and project management	$139.9	$170.9	(18)%	(19)%	$408.7	$526.6	(22)%	(20)%
Leasing	34.0	42.6	(20)%	(22)%	89.1	115.1	(23)%	(21)%
Capital markets	7.7	14.8	(48)%	(49)%	35.0	71.8	(51)%	(51)%
Valuation and other	28.3	29.6	(4)%	(5)%	83.7	84.5	(1)%	—%
Total service line fee revenue(1)	209.9	257.9	(19)%	(19)%	616.5	798.0	(23)%	(21)%
Gross contract reimbursables(2)	82.4	112.6	(27)%	(28)%	256.4	325.2	(21)%	(18)%
Total revenue	$292.3	$370.5	(21)%	(22)%	$872.9	$1,123.2	(22)%	(20)%

Costs and expenses:
APAC Fee-based operating expenses	$187.9	$234.9	(20)%	(21)%	$551.0	$721.6	(24)%	(22)%
Cost of gross contract reimbursables	82.4	112.6	(27)%	(28)%	256.4	325.2	(21)%	(18)%
Segment operating expenses	$270.3	$347.5	(22)%	(23)%	$807.4	$1,046.8	(23)%	(21)%

Adjusted EBITDA	$24.4	$23.0	6%	4%	$72.9	$77.9	(6)%	(4)%
Adjusted EBITDA Margin(3)	11.6%	8.9%			11.8%	9.8%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue from clients which have substantially no margin
(3) Adjusted EBITDA margin is measured against service line fee revenue

November 5, 2020

Cushman & Wakefield plc
Use of Non-GAAP Financial Measures

We have used the following measures, which are considered "non-GAAP financial measures" under SEC guidelines:
i.Segment operating expenses and Fee-based operating expenses;
ii.Adjusted earnings before interest, taxes, Depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin;
iii.Adjusted net income and Adjusted earnings per share; and
iv.Local currency.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods, and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors, for the additional purposes described below.
Segment operating expenses and Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis in both revenue and operating expenses for which the Company recognizes substantially no margin. Total costs and expenses include segment operating expenses as well as other expenses such as depreciation and amortization, integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives. Segment operating expense includes Fee-based operating expenses and Cost of gross contract reimbursables. We believe Fee-based operating expenses more accurately reflects the costs we incur during the course of delivering services to our clients and is more consistent with how we manage our expense base and operating margins.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is measured against service line fee revenue.
Adjusted Net Income and Adjusted earnings per share: Management also assesses the profitability of the business using Adjusted net income. We believe that investors find this measure useful in comparing our profitability to that of other companies in our industry because this calculation generally eliminates integration and other costs related to merger, pre-IPO stock-based compensation, acquisition related costs and efficiency initiatives, depreciation and amortization related to merger and acquisition activity and other items. Income tax, as adjusted, reflects management’s expectation about our long-term effective rate as a public company. The Company also uses Adjusted EPS as a significant component when measuring operating performance. Management defines Adjusted EPS as Adjusted net income, divided by total basic and diluted weighted-average outstanding shares.

November 5, 2020

Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in year-over-year comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.
The interim financial information for the three and nine months ended September 30, 2020 and 2019 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2019.
Please see the following tables for reconciliations of our non-GAAP financial measures to the most comparable GAAP measures.

November 5, 2020

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures
Reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$(37.3)	$11.7	$(193.2)	$(2.9)
Add/(less):
Depreciation and amortization(1)	64.9	75.0	211.5	222.8
Interest expense, net of interest income	44.9	37.4	120.2	112.8
Benefit from income taxes	(4.6)	(11.0)	(38.8)	(40.5)
Integration and other costs related to merger(2)	12.8	29.9	47.6	74.1
Pre-IPO stock-based compensation(3)	4.5	11.4	16.7	33.6
Acquisition related costs and efficiency initiatives(4)	28.3	8.0	114.7	17.7
Other(5)	3.6	6.1	27.5	13.8
Adjusted EBITDA	$117.1	$168.5	$306.2	$431.4
(1) Depreciation and amortization includes merger and acquisition-related depreciation and amortization of $41.6 million and $52.8 million for the three months ended September 30, 2020 and 2019 and $140.1 million and $159.1 million for the nine months ended September 30, 2020 and 2019, respectively.
(2) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts.
(3) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans. Refer to Note 9: Stock-based Payments of the Notes to unaudited interim Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2020 for additional information.
(4) Acquisition related costs and efficiency initiatives reflect costs incurred to implement operating efficiency initiatives in 2020 to allow the Company to be a nimbler and more agile partner to its clients, as well as incremental costs related to in-fill M&A.
(5) Other principally reflects COVID-19 related items including contributions to the Global Employee Assistance Fund and preparation costs for employee return to office, which totaled $2.8 million and $14.4 million for the three and nine months ended September 30, 2020, respectively, and other items including accounts receivable securitization.
Reconciliation of Net income (loss) to Adjusted Net Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions) (unaudited)	2020	2019	2020	2019
Net income (loss)	$(37.3)	$11.7	$(193.2)	$(2.9)
Add/(less):
Merger and acquisition-related depreciation and amortization(1)	41.6	52.8	140.1	159.1
Financing and other facility costs	(0.3)	(0.4)	(1.2)	(1.1)
Integration and other costs related to merger	12.8	29.9	47.6	74.1
Pre-IPO stock-based compensation	4.5	11.4	16.7	33.6
Acquisition related costs and efficiency initiatives	28.3	8.0	114.7	17.7
Other	3.6	6.1	27.5	13.8
Income tax adjustments(2)	(16.7)	(36.0)	(67.1)	(98.9)
Adjusted Net Income	$36.5	$83.5	$85.1	$195.4
Weighted average shares outstanding, basic	221.1	218.0	220.5	217.2
Weighted average shares outstanding, diluted(3)	221.7	224.5	222.4	224.4
Adjusted earnings per share, basic	$0.17	$0.38	$0.39	$0.90
Adjusted earnings per share, diluted	$0.16	$0.37	$0.38	$0.87
(1) Includes amortization of acquired intangible assets.
(2) Reflective of management's estimation of an adjusted effective tax rate (adjusted for certain items) of 25% and 23% for the three and nine months ended September 30, 2020 and 2019, respectively.
(3) Weighted average shares outstanding, diluted ("WACS, diluted") is calculated by taking WACS, basic and adding in dilutive shares of 0.6 million and 6.5 million for the three months ended September 30, 2020 and 2019, respectively, and 1.9 million and 7.2 million for the nine months ended September 30, 2020 and 2019, respectively, which is used to calculate Adjusted earnings per share, diluted.

November 5, 2020

Summary of Total costs and expenses (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Americas Fee-based operating expenses	$838.3	$957.1	$2,432.9	$2,782.5
EMEA Fee-based operating expenses	190.2	190.0	541.9	567.2
APAC Fee-based operating expenses	187.9	234.9	551.0	721.6
Cost of gross contract reimbursables	602.7	569.4	1,751.6	1,646.0
Segment operating expenses:	1,819.1	1,951.4	5,277.4	5,717.3
Depreciation and amortization	64.9	75.0	211.5	222.8
Integration and other costs related to merger(1)	12.8	29.9	47.6	74.1
Pre-IPO stock-based compensation	4.5	11.4	16.7	33.6
Acquisition related costs and efficiency initiatives(2)	27.0	8.0	138.5	17.7
Other	3.6	6.1	27.5	13.8
Total costs and expenses	$1,931.9	$2,081.8	$5,719.2	$6,079.3
(1) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts.
(2) Acquisition related costs and efficiency initiatives reflect costs incurred to implement operating efficiency initiatives in 2020 to allow the Company to be a nimbler and more agile partner to its clients, as well as incremental costs related to in-fill M&A.